Exhibit 99.1

Cirrus Logic Reports Q3 Revenue of $347.9 Million

Company Continues to Expect Strong Year-Over-Year Growth in FY16 and FY17

AUSTIN, Texas--(BUSINESS WIRE)--January 27, 2016--Cirrus Logic, Inc. (Nasdaq: CRUS), a leader in high-precision analog and digital signal processing products, today posted on its investor relations website at http://investor.cirrus.com the quarterly Shareholder Letter that contains the complete financial results for the third quarter fiscal year 2016, which ended Dec. 26, 2015, as well as the company’s current business outlook.

“While short term weakness for certain portable audio products drove our fiscal Q3 results and Q4 outlook lower than anticipated, we are on track to deliver 27 percent year over year growth for full FY16, based on the midpoint of Q4 guidance, and we remain confident in our ability to deliver strong growth in FY17,” said Jason Rhode, president and chief executive officer. “With a comprehensive roadmap of innovative audio and voice products targeting the mobile phone, smart accessory and digital headset markets, the company is focused on execution, diversification and sustained growth in the coming years.”

Reported Financial Results – Third Quarter FY16

  Revenue of $347.9 million;
  GAAP gross margin of 47.4 percent and non-GAAP gross margin of 47.5 percent;
  GAAP operating expenses of $101 million; non-GAAP operating expenses of $84.7 million; and
  GAAP diluted earnings per share of $0.63 and non-GAAP diluted earnings per share of $0.82.

A reconciliation of the non-GAAP charges is included in the tables accompanying this press release.

Business Outlook – Fourth Quarter FY16

  Revenue is expected to range between $210 million and $240 million;
  GAAP gross margin is expected to be between 47 percent and 49 percent; and
  Combined GAAP R&D and SG&A expenses are expected to range between $100 million and $104 million, which includes approximately $8 million in share-based compensation and $9 million in amortization of acquired intangibles.

Cirrus Logic will host a live Q&A session at 5 p.m. EST today to answer questions related to its financial results and business outlook. Participants may listen to the conference call on the Cirrus Logic website. Participants who would like to submit a question to be addressed during the call are requested to email investor.relations@cirrus.com. A replay of the webcast can be accessed on the Cirrus Logic website approximately two hours following its completion, or by calling (404) 537-3406, or toll-free at (855) 859-2056 (Access Code: 8524794).

Cirrus Logic, Inc.

Cirrus Logic develops high-precision, analog and mixed-signal integrated circuits for a broad range of innovative customers. Building on its diverse analog and signal-processing patent portfolio, Cirrus Logic delivers highly optimized products for a variety of audio, industrial and energy-related applications. The company operates from headquarters in Austin, Texas, with offices in the United States, United Kingdom, Australia, Japan and Asia. More information about Cirrus Logic is available at www.cirrus.com.

Use of non-GAAP Financial Information

To supplement Cirrus Logic's financial statements presented on a GAAP basis, Cirrus has provided non-GAAP financial information, including gross margins, operating expenses, net income, operating profit and income, tax expenses and diluted earnings per share. A reconciliation of the adjustments to GAAP results is included in the tables below. Non-GAAP financial information is not meant as a substitute for GAAP results, but is included because management believes such information is useful to our investors for informational and comparative purposes. In addition, certain non-GAAP financial information is used internally by management to evaluate and manage the company. The non-GAAP financial information used by Cirrus Logic may differ from that used by other companies. These non-GAAP measures should be considered in addition to, and not as a substitute for, the results prepared in accordance with GAAP.

Safe Harbor Statement

Except for historical information contained herein, the matters set forth in this news release contain forward-looking statements, including future growth opportunities and our estimates of fourth quarter fiscal year 2016 revenue, gross margin, combined research and development and selling, general and administrative expense levels, share-based compensation expense and amortization of acquired intangibles. In some cases, forward-looking statements are identified by words such as “expect,” “anticipate,” “target,” “project,” “believe,” “goals,” “opportunity,” “estimates,” “intend,” and variations of these types of words and similar expressions. In addition, any statements that refer to our plans, expectations, strategies or other characterizations of future events or circumstances are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and assumptions and are subject to certain risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include, but are not limited to, the following: the level of orders and shipments during the fourth quarter of fiscal year 2016, customer cancellations of orders, or the failure to place orders consistent with forecasts, along with the timing and success of future product ramps; and the risk factors listed in our Form 10-K for the year ended March 28, 2015, and in our other filings with the Securities and Exchange Commission, which are available at www.sec.gov. The foregoing information concerning our business outlook represents our outlook as of the date of this news release, and we undertake no obligation to update or revise any forward-looking statements, whether as a result of new developments or otherwise.

Cirrus Logic and Cirrus are registered trademarks of Cirrus Logic, Inc. All other company or product names noted herein may be trademarks of their respective holders.

CIRRUS LOGIC, INC.
CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
(unaudited)
(in thousands, except per share data)

	Three Months Ended			Nine Months Ended

	Dec. 26,	Sep. 26,	Dec. 27,	Dec. 26,	Dec. 27,
	2015	2015	2014	2015	2014
	Q3'16	Q2'16	Q3'15	Q3'16	Q3'15
Portable audio products	$308,803	$257,152	$253,355	$801,821	$529,487
Non-portable audio and other products	39,060	49,604	45,251	135,431	131,898
Net sales	347,863	306,756	298,606	937,252	661,385
Cost of sales	182,952	164,535	167,775	497,666	354,612
Gross profit	164,911	142,221	130,831	439,586	306,773
Gross margin	47.4%	46.4%	43.8%	46.9%	46.4%

Research and development	70,290	67,258	55,474	203,383	139,808
Selling, general and administrative	30,632	30,103	27,783	89,854	69,011
Acquisition related costs	-	-	3,200	-	18,137
Restructuring and other	-	-	-	-	1,455
Patent agreement and other	78	752	-	(11,670)	-
Total operating expenses	101,000	98,113	86,457	281,567	228,411

Income from operations	63,911	44,108	44,374	158,019	78,362

Interest expense, net	(591)	(601)	(1,042)	(1,830)	(4,179)
Other expense, net	(925)	(524)	(1,071)	(1,313)	(12,564)
Income before income taxes	62,395	42,983	42,261	154,876	61,619
Provision for income taxes	21,011	8,103	19,532	45,258	27,790
Net income	$41,384	$34,880	$22,729	$109,618	$33,829

Basic earnings per share:	$0.65	$0.55	$0.36	$1.73	$0.54
Diluted earnings per share:	$0.63	$0.53	$0.35	$1.66	$0.52

Weighted average number of shares:
Basic	63,328	63,346	62,885	63,316	62,386
Diluted	65,761	66,329	65,214	66,184	65,024

Prepared in accordance with Generally Accepted Accounting Principles

CIRRUS LOGIC, INC.
RECONCILIATION BETWEEN GAAP AND NON-GAAP FINANCIAL INFORMATION
(unaudited, in thousands, except per share data)
(not prepared in accordance with GAAP)

Non-GAAP financial information is not meant as a substitute for GAAP results, but is included because management believes such information is useful to our investors for informational and comparative purposes. In addition, certain non-GAAP financial information is used internally by management to evaluate and manage the company. As a note, the non-GAAP financial information used by Cirrus Logic may differ from that used by other companies. These non-GAAP measures should be considered in addition to, and not as a substitute for, the results prepared in accordance with GAAP. Certain modifications to prior year non-GAAP presentation has been made and had no material effect on the results of operations.

	Three Months Ended			Nine Months Ended

	Dec. 26,	Sep. 26,	Dec. 27,	Dec. 26,	Dec. 27,
	2015	2015	2014	2015	2014
Net Income Reconciliation	Q3'16	Q2'16	Q3'15	Q3'16	Q3'15
GAAP Net Income	$41,384	$34,880	$22,729	$109,618	$33,829
Amortization of acquisition intangibles	8,634	8,133	5,151	23,908	7,921
Stock based compensation expense	7,761	8,688	7,815	24,720	19,933
Patent agreement and other	78	752	-	(11,670)	-
Restructuring and other costs, net	-	-	-	-	1,455
Wolfson acquisition items	-	-	9,903	-	43,082
Adjustment to income taxes	(3,737)	(9,492)	17,714	(13,404)	24,704
Non-GAAP Net Income	$54,120	$42,961	$63,312	$133,172	$130,924

Earnings Per Share Reconciliation
GAAP Diluted earnings per share	$0.63	$0.53	$0.35	$1.66	$0.52
Effect of Amortization of acquisition intangibles	0.13	0.12	0.08	0.36	0.12
Effect of Stock based compensation expense	0.12	0.13	0.12	0.37	0.31
Effect of Patent agreement and other	-	0.01	-	(0.18)	-
Effect of Restructuring and other costs, net	-	-	-	-	0.02
Effect of Wolfson acquisition items	-	-	0.15	-	0.66
Effect of Adjustment to income taxes	(0.06)	(0.14)	0.27	(0.20)	0.38
Non-GAAP Diluted earnings per share	$0.82	$0.65	$0.97	$2.01	$2.01

Operating Income Reconciliation
GAAP Operating Income	$63,911	$44,108	$44,374	$158,019	$78,362
GAAP Operating Profit	18%	14%	15%	17%	12%
Amortization of acquisition intangibles	8,634	8,133	5,151	23,908	7,921
Stock compensation expense - COGS	213	380	273	918	757
Stock compensation expense - R&D	4,183	4,126	2,904	12,177	8,228
Stock compensation expense - SG&A	3,365	4,182	4,638	11,625	10,948
Patent agreement and other	78	752	-	(11,670)	-
Restructuring and other costs, net	-	-	-	-	1,455
Wolfson acquisition items	-	-	9,903	-	28,642
Non-GAAP Operating Income	$80,384	$61,681	$67,243	$194,977	$136,313
Non-GAAP Operating Profit	23%	20%	23%	21%	21%

Operating Expense Reconciliation
GAAP Operating Expenses	$101,000	$98,113	$86,457	$281,567	$228,411
Amortization of acquisition intangibles	(8,634)	(8,133)	(5,151)	(23,908)	(7,921)
Stock compensation expense - R&D	(4,183)	(4,126)	(2,904)	(12,177)	(8,228)
Stock compensation expense - SG&A	(3,365)	(4,182)	(4,638)	(11,625)	(10,948)
Patent agreement and other	(78)	(752)	-	11,670	-
Restructuring and other costs, net	-	-	-	-	(1,455)
Wolfson acquisition items	-	-	(3,200)	-	(20,329)
Non-GAAP Operating Expenses	$84,740	$80,920	$70,564	$245,527	$179,530

Gross Margin/Profit Reconciliation
GAAP Gross Margin	$164,911	$142,221	$130,831	$439,586	$306,773
GAAP Gross Profit	47.4%	46.4%	43.8%	46.9%	46.4%
Wolfson acquisition items	-	-	6,703	-	8,313
Stock compensation expense - COGS	213	380	273	918	757
Non-GAAP Gross Margin	$165,124	$142,601	$137,807	$440,504	$315,843
Non-GAAP Gross Profit	47.5%	46.5%	46.2%	47.0%	47.8%

Effective Tax Rate Reconciliation
GAAP Tax Expense	$21,011	$8,103	$19,532	$45,258	$27,790
GAAP Effective Tax Rate	33.7%	18.9%	46.2%	29.2%	45.1%
Adjustments to income taxes	3,737	9,492	(17,714)	13,404	(24,704)
Non-GAAP Tax Expense	$24,748	$17,595	$1,818	$58,662	$3,086
Non-GAAP Effective Tax Rate	31.4%	29.1%	2.8%	30.6%	2.3%

Tax Impact to EPS Reconciliation
GAAP Tax Expense	$0.32	$0.12	$0.30	$0.68	$0.43
Adjustments to income taxes	0.06	0.14	(0.27)	0.20	(0.38)
Non-GAAP Tax Expense	$0.38	$0.26	$0.03	$0.88	$0.05

CIRRUS LOGIC, INC.
CONSOLIDATED CONDENSED BALANCE SHEET
(in thousands)

	Dec. 26,	Mar. 28,	Dec. 27,
	2015	2015	2014
ASSETS	(unaudited)		(unaudited)
Current assets
Cash and cash equivalents	$159,572	$76,401	$66,607
Marketable securities	67,148	124,246	106,061
Accounts receivable, net	127,754	112,608	148,386
Inventories	137,723	84,196	73,896
Deferred tax asset	19,404	18,559	14,143
Other current assets	37,982	35,903	27,081
Total current Assets	549,583	451,913	436,174

Long-term marketable securities	22,327	60,072	3,404
Property and equipment, net	159,149	144,346	137,291
Intangibles, net	171,664	175,743	181,675
Goodwill	287,518	263,115	264,879
Deferred tax asset	27,581	25,593	24,991
Other assets	18,099	27,996	16,654
Total assets	$1,235,921	$1,148,778	$1,065,068

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$114,483	$112,213	$77,195
Accrued salaries and benefits	22,438	24,132	20,164
Deferred income	4,162	6,105	5,417
Other accrued liabilities	36,301	34,128	27,402
Total current liabilities	177,384	176,578	130,178

Long-term debt	160,439	180,439	200,439
Other long-term liabilities	38,223	34,990	21,073

Stockholders' equity:
Capital stock	1,198,547	1,159,494	1,135,719
Accumulated deficit	(336,653)	(400,613)	(421,514)
Accumulated other comprehensive loss	(2,019)	(2,110)	(827)
Total stockholders' equity	859,875	756,771	713,378
Total liabilities and stockholders' equity	$1,235,921	$1,148,778	$1,065,068

Prepared in accordance with Generally Accepted Accounting Principles

CONTACT:
Cirrus Logic, Inc.
Thurman K. Case, 512-851-4125
Chief Financial Officer
Investor.Relations@cirrus.com